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                                                                    EXHIBIT 99.1


                                                        Jim D. Kever
                                                        President/Co-Chief
                                                        Executive Officer
                                                        (615) 885-3700

                          ENVOY CORPORATION TO ACQUIRE
                            EXPRESSBILL(R) COMPANIES

NASHVILLE, Tennessee (February 23, 1998) - ENVOY Corporation (Nasdaq/NM:ENVY), a leading provider of health care electronic data interchange services, today announced the execution of definitive agreements to acquire the three companies operating the ExpressBill(R) patient statement processing and printing services businesses, for an aggregate of 3,500,000 shares of ENVOY common stock. Shareholders of XpiData, Inc., based in Scottsdale, Arizona, will receive 1,365,000 shares and Professional Office Services, Inc. and its affiliated company, Automated Revenue Management, Inc., both of which are based in Toledo, Ohio, will receive an aggregate of 2,135,000 shares. The ExpressBill(R) patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. The transactions are expected to be tax-free exchanges of capital stock and will be accounted for as poolings of interests.

         Commenting on the announcement, Fred C. Goad, Jr., chairman and co-chief executive officer of ENVOY, said, "Not only will these transactions be accretive to ENVOY's financial results, the acquisitions of the ExpressBill(R) companies and their patient statement services fit perfectly with ENVOY's strategy to further expand the breadth of our service offering to the health care provider's desktop."

         ENVOY Corporation is a leading provider of electronic data interchange services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others. Further information about ENVOY Corporation is available on-line at: http://www.ENVOYCORP.com.

         This press release contains forward-looking statements within the meaning of the Private Litigation Act of 1995. These statements are based on current plans and expectations of ENVOY Corporation and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, changes in pricing policies, delays in product development, business conditions in the marketplace, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company expressly disclaims any intent or obligation to update these forward-looking statements.




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